Exhibit 99.1

News Release

For Immediate Release April 30, 2015	Contact A. Sage Osterfeld sage.osterfeld@sysorex.com tel: (760) 707-0459

Sysorex Acquires Assets of LightMiner Systems

In Memory Database Software Platform Acquisition Strengthens Sysorex’s Big Data Analytics Product Offerings

PALO ALTO, Calif. – Big data software solutions and infrastructure provider Sysorex (NASDAQ: SYRX) today announced it has completed the acquisition of substantially all the assets of LightMiner Systems, including all intellectual property related to its high-speed database management system. Sysorex purchased the big data analytics software platform and the two pending patent applications relating to it for approximately $3.78 million payable in Sysorex common stock to be issued one year from the closing date with the number of shares calculated based on a trailing 20-day volume weighted daily average price with a $2.00 minimum floor. In addition LightMiner Systems founder Chris Baskett will join Sysorex as Vice President of Engineering reporting to Sysorex CTO Craig Harper.

“In today’s highly competitive, data-driven environment, organizations need the ability to manage rapidly growing volumes of information faster and with more flexibility,” said Nadir Ali, CEO of Sysorex. “We believe LightMiner Systems’ unique high speed database technology could enable Sysorex to leap to the forefront of an industry-wide race to manage and analyze massive amounts of data in near-real time on premise or in the cloud.”

The assets acquired from LightMiner Systems include an in-memory, real-time, data analysis system designed to perform very large, highly complex and extremely difficult calculations using off-the-shelf hardware and memory. It supports both traditional SQL-based business intelligence and analytics applications as well as a host of integrated statistical, machine learning and artificial intelligence algorithms allowing it to provide supercomputer-like performance at commodity prices.

“We expect LightMiner’s performance-to-cost ratio will allow Sysorex to take the sort of high end big data analytics that only the largest of enterprises can currently afford, and deliver it to thousands of mid-market and smaller enterprises that haven’t yet been able to take advantage of the big data revolution,” Ali said.

Sysorex expects to begin delivering the LightMiner Systems product both as an on-premise installation and as a service to customers later this year.

About Sysorex

Through focused, custom technology solutions, Sysorex (NASDAQ:SYRX) provides cyber security, data analytics, cloud solutions, Mobile/BYOD solutions and strategic outsourcing to government and commercial clients in major industries around the world. From identifying security risks to helping clients realize value from their big data strategies, Sysorex has the experience, technology, partners, and agility to be your trusted IT partner. Visit www.sysorex.com, follow @SysorexGlobal and Like us on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of the registrant and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Contacts

Sysorex:

A. Sage Osterfeld, (760) 707-0459

sage.osterfeld@sysorex.com

or

Sysorex Investor Relations:

CorProminence LLC

Scott Arnold, (516) 222-2560

scotta@corprominence.com

www.corprominence.com

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